                                               EXHIBIT 21

                   EOG Resources, Inc. Subsidiaries


                 EOG Resources - Carthage, Inc.
                 EOG Resources Investments, Inc.
                 EOG Resources Property Management, Inc.
                 EOG Resources Acquisitions L.P.
                 ERSO, Inc.
                 EOG Expat Services, Inc.
                 EOG Resources Marketing, Inc.
                 EOG - Canada, Inc.
                 EOG Company of Canada
                 EOG Canada Company Ltd.
                 EOG Resources Canada Inc.
                 Nilo Operating Company
                 EOG Resources - Callaghan, Inc.
                 Online Energy Solutions, Inc.
                 EOG Resources Holdings LLC
                 EOG Resources Properties LLC
                 Big Sky Ranches, Inc.
                 EOG Resources Appalachian LLC
                 EOG Resources East Texas, L.P.
                 EOG Resources International, Inc.
                 EOGI - Abu Dhabi, Inc.
                 EOG Resources Abu Dhabi, Ltd.
                 EOGI - Algeria, Inc.
                 EOGI -Australia, Inc.
                 EOG Resources Bangladesh Ltd.
                 EOGI - France, Inc.
                 EOG Resources France S.A.
                 EOGI - Mozambique, Inc.
                 EOG Resources Mozambique Ltd.
                 EOGI - Qatar, Inc.
                 EOGI - Trinidad, Inc.
                 EOGI Trinidad Company
                 EOG Resources Trinidad Limited
                 EOG Resources Capital Management I, Ltd.
                 Wilsyx International Finance B.V.
                 EOGI Company of Trinidad
                 Harfin Capital and Finance Ltd.
                 OCC Investment Company Ltd.
                 Murrott Capital Ltd.
                 EOGI Trinidad - U(a) Block Company
                 EOG Resources Trinidad - U(a) Block Limited
                 EOGI - United Kingdom, Inc.
                 EOGI United Kingdom Company B.V.
                 EOG Resources UK Limited
                 EOGI - Uzbekistan, Inc.
                 EOGI - Venezuela, Inc.
                 EOGI - Venezuela (Guarico), Inc.
                 Ghana Resources Holding Inc.
                 Ghana Resources I Ltd.
                 Ghana Resources II Ltd.